UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Diana Shipping Inc.
(Exact Name of Registrant as Specified in Its Charter)
Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(IRS Employer Identification No.)
Pendelis 16, 175 64 Palaio Faliro Athens, Greece
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.500% Senior Notes due 2020	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-181540 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.                          Description of Registrant's Securities to be Registered.
A description of the 8.500% Senior Notes due 2020 of Diana Shipping Inc. (the "Registrant") is set forth under the caption "Description of Debt Securities" in the prospectus dated July 6, 2012, as supplemented by the description set forth under the caption "Description of Notes" in the prospectus supplement dated May 20, 2015, each filed with the Securities and Exchange Commission (the "SEC") on May 22, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus and prospectus supplement constitute a part of the Registrant's Registration Statement on Form F-3 (Registration No. 333-181540), filed with the SEC with effective date of July 6, 2012.  Such description is incorporated herein by reference.

Item 2.                          Exhibits.
The following exhibits are filed as part of this registration statement:
No.	Exhibit

4.1	Base Indenture (incorporated herein by reference to Exhibit 4.1 to the Registrant's Report on Form 6-K, filed with the SEC on May 28, 2015)
4.2	First Supplemental Indenture (incorporated herein by reference to Exhibit 4.2 to the Registrant's Report on Form 6-K, filed with the SEC on May 28, 2015)
4.3	Form of the 8.500% Senior Note due 2020 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: May 28, 2015	DIANA SHIPPING INC. By: /s/ Andreas Michalopoulos Name: Andreas Michalopoulos Title: Chief Financial Officer and Treasurer